**BLAKE, CASSELS & GRAYDON LLP**

BARRISTERS & SOLICITORS | PATENT & TRADE-MARK AGENTS

Suite 2600, Three Bentall Centre
P.O. Box 49314
595 Burrard Street
Vancouver, British Columbia, Canada
V7X 1L3

Telephone: 604.631.3300
Facsimile: 604.631.3309
www.blakes.com

Reference: 92455/44

February 6, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.
U.S.A. 20549

- and -

Infowave Software, Inc.
4664 Lougheed Highway
Suite 200
Burnaby, BC V5C 5T5

Dear Sirs:

**Re: Infowave Software, Inc. – Registration Statement on Form S-8**

We have acted as Canadian counsel to Infowave Software, Inc. (the "Company") in connection with the issue by the Company of up to 6,518,303 common shares of the Company (the "Shares") pursuant to the Stock Restriction Agreements and Telispark, Inc. 2000 Stock Option Plan, as amended, forms of which are attached as exhibit 4.1 and 4.2 to the Registration Statement on Form S-8 (the "Registration Statement"), respectively, as filed with the United States Securities and Exchange Commission (the "SEC") on February 9, 2004. We provide this opinion in connection with the registration of the Shares under the Registration Statement with the SEC pursuant to the United States Securities Act of 1933, as amended (the "Act").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Memorandum and Articles of the Company and resolutions of the directors of the Company with respect to the matters referred to herein. We have also examined such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof.

We express no opinion as to laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein and we have assumed that there is nothing in any other law that affects our opinions expressed herein.

Based upon and subject to the foregoing, we are of the opinion that upon (i) issuance of the Shares pursuant to the Stock Restriction Agreements, or (ii) the valid exercise of options duly issued under the Telispark, Inc. 2000 Stock Option Plan, as amended, and receipt of payment in full for the Shares in respect of which such stock options have been exercised, the Shares issued will be validly issued as fully paid and non-assessable shares in the capital of the Company.

Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours very truly,

Blake, Cassels & Graydon LLP